Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE3

 Payment Date       11/26/2001
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Servicing Certificate                                                Group 1A                Group 1B
---------------------
Beginning Pool Balance                                              96,627,601.72          97,050,683.01
Beginning PFA                                                       32,209,200.57          32,350,227.67
Ending Pool Balance                                                100,025,325.71          97,389,746.17
Ending PFA Balance                                                  28,811,476.58          32,011,164.51
Principal Collections                                                4,837,887.12           5,065,846.49
Principal Draws                                                      8,235,611.11           5,404,909.65
Net Principal Collections                                                       -                      -
Active Loan Count                                                           4,871                  1,957

Interest Collections                                                   317,614.55             352,231.62

Net Weighted Average Coupon  Rate                                        6.83000%               6.57300%
Substitution Adjustment Amount                                               0.00                   0.00

                 Beginning                Ending                                                Interest    Security
Term Notes        Balance                Balance           Factor   Principal        Interest   Shortfalls       %     Coupon
----------        -------                -------           ------   ---------        ---------  ----------       -     ------
Class I - A - 1    128,836,000.00         128,836,000.00   1.0000000   0.00      318,426.23       0.00        49.89%    2.696%
Class I - A - 2    129,400,000.00         129,400,000.00   1.0000000   0.00      321,006.35       0.00        50.11%    2.706%
Certificates         -                      -                -           -       133,276.17         -            -     -

Loan Group 1A
Beginning Overcollateralization Amount                                     802.29   Credit Enhancement Draw Amount        0.00
Overcollateralization Amount Increase (Decrease)                             0.00   Unreimbursed Prior Draws              0.00
Outstanding Overcollateralization Amount                                   802.29

Loan Group 1B
Beginning Overcollateralization Amount                                     910.68   Credit Enhancement Draw Amount        0.00
Overcollateralization Amount Increase (Decrease)                             0.00   Unreimbursed Prior Draws              0.00
Outstanding Overcollateralization Amount                                   910.68

Loan Group 1A
Group                                                                     Balance        of Loans                      of Balance
-----                                                                     -------        --------                      ----------
Delinquent Loans (30 Days)                                             467,038.00           25                           0.47%
Delinquent Loans (60 Days)                                                      -           0                            0.00%
Delinquent Loans (90 Days)                                                      -           0                            0.00%
Delinquent Loans (120 Days)                                                     -           0                            0.00%
Delinquent Loans (150 Days)                                                     -           0                            0.00%
Delinquent Loans (180 Days)                                                     -           0                            0.00%
REO                                                                             -           0                            0.00%
FC                                                                              -           0                            0.00%
BK                                                                              -           0                            0.00%

Loan Group 1B
Group                                                                     Balance        of Loans                      of Balance
-----                                                                     -------        --------                      ----------
Delinquent Loans (30 Days)                                             482,444.20           10                           0.50%
Delinquent Loans (60 Days)                                                      -           0                            0.00%
Delinquent Loans (90 Days)                                                      -           0                            0.00%
Delinquent Loans (120 Days)                                                     -           0                            0.00%
Delinquent Loans (150 Days)                                                     -           0                            0.00%
Delinquent Loans (180 Days)                                                     -           0                            0.00%
REO                                                                             -           0                            0.00%
FC                                                                              -           0                            0.00%
BK                                                                              -           0                            0.00%

Groups                                                    Capitalized Interest Account LG1A    Capitalized Interest Account LG1B
------                                                    ---------------------------------    ---------------------------------
Beginning Balance                                                       44,835.00               45,455.00
Withdraw relating to Collection Period                                  44,835.00               45,455.00
Interest Earned (Zero, Paid to Funding Account)                             0.00                    0.00
                                                                            -----                   ----
Total Ending Capitalized Interest Account Balance as of Payment Date         0.00                    0.00
Interest earned for Collection Period                                       26.63                   26.99
Interest withdrawn related to prior Collection Period                        0.00                    0.00


Prefunding Account                                                 Loan Group 1A           Loan Group 1B
------------------
Beginning Balance                                                   32,209,200.57          32,350,227.67
Additional Purchases During Revoliving Period                                0.00                   0.00
Excess Of Draws over Principal Collections                          (3,397,723.99)           (339,063.16)
Total Ending Balance as Of Payment Date                             28,811,476.58          32,011,164.51
Interest earned for Collection Period                                   19,129.40              19,213.16
Interest Withdrawn related to prior Collection Period                        0.00                   0.00

Funding Account                                                    Loan Group 1A           Loan Group 1B
---------------
Beginning Funding Account Balance                                            0.00                   0.00
Deposit to Funding Account                                                   0.00                   0.00
Payment for Additional Purchases                                             0.00                   0.00
Ending Funding Account Balance as of Payment Date                            0.00                   0.00
Interest earned for Collection Period                                        0.00                   0.00
Interest withdrawn related to prior Collection Period                        0.00                   0.00


Cuurent Month Repurchases Units                                                 0                      0
Cuurent Month Repurchases ($)                                                   0                      0

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